EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-84566, 333-76698, 333-62444 and 333-41782 and Form S-8 Nos. 333-110058, 333-97609, 333-62414, 333-62410, 333-62406, 333-94345, 333-41477 and 333-57879) and related Prospectuses of EPIX Medical, Inc. of our report dated February 6, 2004, with respect to the financial statements of EPIX Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Boston, Massachusetts March 2, 2004